UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
(Date of earliest event reported)
April 14, 2010

FROZEN FOOD EXPRESS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10006 COMMISSION FILE NUMBER	75-1301831 (IRS Employer Identification No.)
1145 Empire Central Place Dallas, Texas 75247-4305 (Address of Principal Executive Offices)		(214) 630-8090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
(a)
  On April 14, 2010, Frozen Food Express Industries, Inc. entered into the Second Amendment (the "Amendment") to the Rights Agreement (as defined below) with Registrar and Transfer Company, a New Jersey corporation ("RTC").  Pursuant to such amendment, RTC has agreed to replace Computershare Investor Services, LLC, a Delaware limited liability company (as successor to EquiServe Trust Company, N.A., as successor to Fleet National Bank, a national banking association) as Rights Agent under our Rights Agreement, dated as of June 14, 2000 (the "Rights Agreement").  In addition, the extension of the term of the Rights Agreement to June 13, 2013 was ratified and confirmed by RTC.

We originally entered into the Rights Agreement on June 14, 2000.  Except as amended by the Amendment, the Rights Agreement remains in full force and effect.

        The foregoing description is qualified in its entirety by reference to the description of the rights to purchase common stock and their terms set forth in the Rights Agreement.  The Rights Agreement is incorporated herein by reference.  Capitalized terms used, but not defined herein have the meanings given to them in the Rights Agreement.  Second Amendment to the Rights Agreement, dated April 14, 2010 (filed as Exhibit 4.3 to the Registrant's Current Report on Form 8-A12G/A filed on April 15, 2010 and incorporated herein by reference).

ITEM 3.03.	Material Modification to Rights of Security Holders
(a)	The information included under Item 1.01 is incorporated herein by reference.

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FROZEN FOOD EXPRESS INDUSTRIES, INC.
Dated: April 16, 2010	By:	/s/ John McManama
John McManama Interim Chief Financial Officer (Principal Financial and Accounting Officer)